UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         JUNE 6, 2001


                                  SELECT COMFORT CORPORATION
                    (Exact name of registrant as specified in its charter)


        MINNESOTA                           0-25121              41-1597886
(State of Incorporation)            (Commission File             (IRS Employer
                                            Number)          Identification No.)


        6105 TRENTON LANE NORTH
        MINNEAPOLIS, MINNESOTA                                   55442
        (Address of principal                                    (Zip Code)
               executive offices)


Registrant's telephone number, including area code: (763) 551-7000





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ITEM 9.  REGULATION FD DISCLOSURE.

        On June 6, 2001, the registrant issued a press release, as follows:

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION:
Mark Kimball
Select Comfort
763/551-7070
mark.kimball@selectcomfort.com

   SELECT COMFORT SECURES FINANCING, REINFORCES IMPROVED OPERATING PERFORMANCE

MINNEAPOLIS (June 6, 2001) - Select Comfort Corporation (NASDAQ: SCSS) announced today that it has secured commitments for $11 million of financing and will complete funding of the transaction on Thursday, June 7. The company also reemphasized its expectation to be profitable in the second half of the year, with strong progress being made in operating performance to date in the second quarter.

"This financing, together with the aggressive cost-reduction and cash-management measures we've implemented over the past year, provides us with sufficient working capital to meet our operating and business-building needs," said Bill McLaughlin, president and CEO of Select Comfort. "We expect our cost-reduction efforts to yield $35 million of annualized savings, lowering our breakeven point by approximately 17 percent. All of these efforts are proceeding on target, and some are ahead of schedule, positioning us well to achieve profitability in the second half of 2001."

In April, the company announced plans to raise $10 million to $12 million from a private placement of convertible notes and warrants. As a result of this financing, the company will issue $11 million in notes convertible into common stock at $1.00 per share together with warrants to purchase an aggregate of 4.4 million shares at $1.00 per share. The notes bear interest at eight percent per annum, mature in five years, are secured by the company's assets, and are convertible at the option of the investors into shares of the company's common stock.

The company also commented that second quarter operating results are on track with expectations, and should reflect a significant improvement over first quarter 2001 and second

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quarter 2000. "In spite of a slowing economy, our sales remain steady and we are realizing the benefits of our cost reduction measures," said McLaughlin. "We're pleased with the positive momentum of our business, and with the increasing awareness of our SLEEP NUMBER(R) bed, which has been clinically proven to improve sleep and relieve back pain."

The company further noted that it plans to release its results for the second quarter on July 12, and that it has rescheduled its annual meeting of shareholders to July 17, 2001.

SELECT COMFORT
Founded in 1987, Select Comfort is a leader in sleep solutions technology, holding 27 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of adjustable-firmness mattresses, including the Sleep Number bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 327 retail stores located nationwide, including 24 leased departments in Bed Bath Beyond stores; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

                                       ###

    Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this press release relate to the success of our turn-around strategy, including in particular our ability to continue to reduce our costs, the success of our Sleep Number marketing and advertising campaign, and our ability to expand profitable distribution of our products. Actual plans, events, results and performance may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to:
o    The company's ability to create product and brand name awareness.
o    The  efficiency   and   effectiveness   of  the  company's   marketing  and
     advertising.
o The ability of the company to effectively and efficiently pursue new channels of distribution.
o    The performance of the company's existing and new stores.
o The ability of the company to realize the benefits of its cost saving initiatives.
o    The levels of consumer acceptance of the company's product lines.
o The ability of the company to continuously improve its existing product lines and to introduce new products.
o The ability of the company to efficiently implement nationwide home delivery and assembly.
o    Economic trends and consumer confidence.
o    Industry competition.

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o    The risks and  uncertainties  detailed  from time to time in the  company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

    The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SELECT COMFORT CORPORATION
                                                   (Registrant)


Dated:  June 7, 2001                        By            /s/ Mark A. Kimball
                                              ----------------------------------

                                                   Title: Senior Vice President
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